Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Kreido Biofuels, Inc. and Subsidiaries
Camarillo, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statements on Form SB-2/A (No. 333-140718) and on Form S-8 (No. 333-148829) of our report dated March 31, 2008 of Kreido Biofuels, Inc. and subsidiaries (the Company), a development stage company, relating to the consolidated balance sheets as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity (capital deficit) and cash flows for each of the years in the two-year period ended December 31, 2007 and for the period from January 13, 1995 (inception) to December 31, 2007, which report is included in this Annual Report on Form 10-KSB. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ Vasquez & Company LLP
Vasquez & Company LLP
Los Angeles, California
March 31, 2008